Exhibit 13.1

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Chan Wan Shan Sandra certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Bluemount Holdings Limited for the fiscal year ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Bluemount Holdings Limited.

Date: August 15, 2025

By:	/s/ Chan Wan Shan Sandra
Name:	Chan Wan Shan Sandra
Title:	Chief Executive Officer